Exhibit 99.1

 ITT Industries Reports Second Quarter EPS of $1.06 with Revenues Up 9 Percent



     * Defense, Water/Wastewater growth trends continue

     * Cash from operations exceeds expectations for the quarter; on track for another strong year

     * Company raises full-year 2003 earnings per share guidance to

        $3.77-$3.97 (GAAP)



    WHITE PLAINS, N.Y., July 28 /PRNewswire-FirstCall/ -- ITT Industries, Inc.

(NYSE:  ITT) today announced second quarter 2003 net income of $99.9 million and diluted earnings per share of $1.06, up $7 million and $0.07 respectively over the second quarter 2002.  Reported EPS contains an $0.08 per share positive impact from a benefits claim settlement and a tax settlement, and

($0.04) per share for restructuring actions taken during the second quarter,

for a net $0.04 per share impact.

    "We're pleased to deliver another quarter of earnings growth, with revenues and cash flow exceeding expectations.  Our management team continues to do an excellent job in a demanding environment," said Lou Giuliano,

Chairman, President, and Chief Executive Officer of ITT Industries.  "Our

Defense segment posted a 9 percent gain in revenues and strong margin improvement, continuing a long-term growth trend.  Our Fluid Technology and

Motion & Flow Control businesses each turned in higher revenues and strong performances, thus helping to more than offset continued weakness in our

Electronic Components business."

    "Our Electronic Components segment continues to face difficult market conditions, impacted this quarter particularly by a falloff in demand for our handset connectors and switches in Asia," Giuliano added.  "Newly appointed president Brenda Reichelderfer and her team understand the issues facing

Electronic Components.  The next two quarters will see the introduction of several major new products and improvements in service offerings.  Going forward, we believe Electronic Components presents ITT with a real opportunity to boost earnings growth."



    Financial Highlights

     * Second quarter 2003 revenues rose 9 percent to $1.44 billion, due

       mainly to growth in Defense and Fluid Technology.   Organic revenue

       growth was 5 percent.

     * Operating income for the quarter was $141.5 million, including the

      ($5.9) million impact of restructuring charges.

     * During the quarter, the company recorded a ($0.04) per share charge for restructuring, primarily within the Electronic Components and

       Motion & Flow Control segments.  This was more than offset by an $0.08 per share impact from a benefits claim settlement and a tax settlement.

     * The company continues to see the benefit from improvements implemented through its Value-Based Six Sigma program, with a significant impact in increased sales and savings over the last two years.

     * Cash from operations significantly exceeded expectations, with the company's second quarter 2003 cash from operations totaling

       $182.3 million.  The company expects continued strong cash flow through the full year.



     "Overall, we're facing a very mixed set of business conditions, and this actually plays to the strength of our multi-industry portfolio," Giuliano said.  "We know that our continuous efforts to improve our competitive stance put us in an excellent position to take advantage of any broad upturn in the economy.  Based on our reported results so far this year, including the effects of one-time items, we are raising our full-year (GAAP) EPS guidance to

$3.77 - $3.97 per share."



    Second Quarter Segment Highlights



    Fluid Technology

     * Second quarter 2003 FTC revenues rose 13 percent or $65.9 million to

       $570.6 million, driven by growth in water/wastewater.  Operating income was up 12 percent or $7.7 million to $74.1 million, while operating margin declined 20 basis points, reflecting the impact of acquisition integration.

     * Activity remains strong in the water/wastewater business, with revenues up 24 percent and orders up 27 percent, including acquisitions.  Orders realized in the second quarter include an $800K order for wastewater treatment plant equipment in Italy, a $500K order in Sweden and a

       $1.1 million service contract in Denmark.

     * In its water business, ITT is positioned to capture new global growth opportunities.  The company has entered the high-growth desalinization market, securing in the second quarter a $4.9 million order for a private water system in the United Arab Emirates and a $1.7 million municipal order in Virginia.



    Defense Electronics & Services

     * Revenues for Defense Electronics & Services were $452.4 million in the second quarter, up 9 percent or $36.5 million over the second quarter

       2002.  Operating income rose 15 percent to $46.7 million, and operating margin increased 50 basis points.

     * The company's Systems and Advanced Engineering & Sciences units continue to gain new service contracts, notably an equipment maintenance contract in Qatar and a facility service contract in

       Eastern Europe, and additional work on the Spacelift Range Systems and

       SENSOR contracts.

     * Contracts won during the second quarter include a $43 million contract to provide communications support to U.S. Air Force locations in

       Northern Europe, a $31 million contract to upgrade Global Positioning

       Satellites (GPS), and $21 million in international SINCGARS radio orders.

     * The company sees long-term growth opportunities in its defense services businesses as the U.S. military repositions its forces around the world.



    Motion & Flow Control

     * Despite a downturn in certain key markets, second quarter MFC revenues increased 4 percent or $11 million to $262.7 million, and operating income rose 5 percent to $37.1 million.  Operating margin remained flat, due to charges for restructuring.

     * ITT's automotive businesses see strength amid a sluggish OEM environment, gaining market share in Europe.  The Motion Control businesses saw revenues increase 30 percent over the period last year,

       and the Auto Tubing business secured new platform wins for '05 and '06 models.

     * The company's Leisure Marine unit realized a 9 percent revenue increase in the quarter, helped by new products and market share gains in the

       Marine business, and is well positioned to leverage positive market conditions in the recreation, beverage and industrial markets.



    Electronic Components

     * EC revenues rose $5.1 million in the quarter to $153.7 million.

       Operating income fell $16.7 million to $1.9 million, with a corresponding decline in margin, attributable to unfavorable changes in product mix, ongoing price pressures and the impact of restructuring charges taken during the quarter.

     * Restructuring actions taken in the first half will have the effect of reducing SG&A expenses, increasing Lean Manufacturing initiatives and outsourcing, and accelerating migration of production to lower-cost regions.

     * ITT has seen revenues within its high-margin mobile handset business decline 30 percent from the period last year due to price pressures,

       SARS-related inventory buildup in Asia and late product introductions.

     * A number of new ITT products are now available or are being qualified with customers that will have an impact later in 2003:

         - KSM switch, the successor to the KSS miniature switch, for mobile telephones

         - High speed connectors with fiber optic inserts for military and industrial applications

         - New keypad design for mobile handsets

         - New interface control for the transportation market



           ITT Industries Third Quarter and Full Year 2003 Outlook

                          (in millions, except EPS)



                                         2003                       2003

                                      Third Quarter               Full Year

     Revenues                            +8-10%                     +7-9%



     Segment Operating Margin        10.9% - 11.3%              11.0% - 11.5%



     Diluted EPS                     $0.92 - $0.98              $3.77 - $3.97



    About ITT Industries

    ITT Industries, Inc. (www.itt.com) supplies advanced technology products and services in key markets including: electronic interconnects and switches;

defense communication, opto-electronics, information technology and services;

fluid and water management and other specialty products. Headquartered in

White Plains, NY, the company generated $4.99 billion in 2002 sales.



    In addition to the New York Stock Exchange, ITT Industries stock is traded on the Midwest, Pacific, Paris and Frankfurt exchanges.



    Certain material presented herein consists of forward-looking statements which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements.  Such factors include general economic conditions, foreign currency exchange rates,

competition and other factors all as more thoroughly set forth in Item 1.

Business and Item 7.  Management's Discussion and Analysis of Financial

Condition and Results of Operations -- Forward-Looking Statements in the ITT

Industries, Inc. Form 10-K Annual Report for the fiscal year ended December

31, 2002, and other of its filings with the Securities and Exchange

Commission.





                    ITT INDUSTRIES, INC. AND SUBSIDIARIES



                   CONSOLIDATED CONDENSED INCOME STATEMENTS

                       (In millions, except per share)

                                 (Unaudited)



                             Three Months Ended         Six Months Ended

                                  June 30,                   June 30,



                              2003         2002         2003         2002

    Sales and revenues    $1,438.2     $1,320.1     $2,734.6     $2,505.9



    Costs of sales and

     revenues                949.6        866.0      1,796.0      1,636.6

    Selling, general and

     administrative

     expenses                198.6        179.2        398.9        352.5

    Research, development

     and engineering

     expenses                142.6        129.8        272.2        256.1

    Restructuring and other

     asset impairments         5.9           --         16.3           --

    Total costs and

     expenses              1,296.7      1,175.0      2,483.4      2,245.2



    Operating income         141.5        145.1        251.2        260.7

    Interest expense

     (income), net             5.8         10.0         (9.3)        21.9

    Miscellaneous expense

     (income)                  2.1         (1.6)         2.8         (3.0)

    Income from continuing

     operations before income

     taxes                   133.6        136.7        257.7        241.8

    Income tax expense        41.5         43.8         78.9         77.4

    Income from continuing

     operations               92.1         92.9        178.8        164.4

    Discontinued operations,

     including tax expense

     of $0.2 in each period    7.8           --          7.8           --

    Net income               $99.9        $92.9       $186.6       $164.4



    Earnings Per Share:

    Income from continuing

     operations:

       Basic                 $1.00        $1.02        $1.94        $1.82

       Diluted               $0.98        $0.99        $1.90        $1.76

    Discontinued operations:

       Basic                 $0.08        $  --        $0.08        $  --

       Diluted               $0.08        $  --        $0.08        $  --

    Net income:

       Basic                 $1.08        $1.02        $2.02        $1.82

       Diluted               $1.06        $0.99        $1.98        $1.76



    Average Common Shares

      - Basic                 92.0         91.0         92.0         90.3

    Average Common Shares

      - Diluted               94.0         93.9         93.9         93.2





                    ITT INDUSTRIES, INC. AND SUBSIDIARIES



                         CONSOLIDATED BALANCE SHEETS

                                (In millions)



                                                      June 30,    December 31,

                                                        2003            2002

                                                     (Unaudited)

    Assets

    Current Assets:

     Cash and cash equivalents                        $236.0         $202.2

     Receivables, net                                1,073.3          868.3

     Inventories, net                                  592.9          552.9

     Other current assets                              106.3           77.1

       Total current assets                          2,008.5        1,700.5



    Plant, property and equipment, net                 838.3          841.2

    Deferred income taxes                              531.1          546.3

    Goodwill, net                                    1,602.5        1,550.5

    Other intangible assets, net                        74.2           74.4

    Other assets                                       875.7          676.7

      Total assets                                  $5,930.3       $5,389.6



    Liabilities and Shareholders' Equity

    Current Liabilities:

     Accounts payable                                 $542.5         $484.0

     Accrued expenses                                  707.8          725.3

     Accrued taxes                                     277.7          221.3

     Notes payable and current maturities of

      long-term debt                                   465.0          299.6

       Total current liabilities                     1,993.0        1,730.2



    Pension and postretirement benefits              1,639.7        1,629.0

    Long-term debt                                     509.5          492.2

    Other liabilities                                  404.0          400.9

      Total liabilities                              4,546.2        4,252.3



    Shareholders' equity                             1,384.1        1,137.3

      Total liabilities and shareholders' equity    $5,930.3       $5,389.6





                    ITT INDUSTRIES, INC. AND SUBSIDIARIES



                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (In millions)

                                 (Unaudited)



                                                         Six Months Ended

                                                              June 30,

                                                        2003           2002

    Operating Activities

    Net income                                        $186.6         $164.4

    Discontinued operations, net                        (7.8)            --

    Income from continuing operations                  178.8          164.4



    Adjustments to income from continuing operations:

     Depreciation and amortization                      93.4           85.1

     Restructuring and other asset impairments          16.3             --

    Payments for restructuring                         (10.2)         (22.6)

    Change in receivables                             (132.4)        (115.8)

    Change in inventories                               (8.4)           7.3

    Change in accounts payable and accrued expenses     (3.2)          67.1

    Change in accrued and deferred taxes                49.8           42.7

    Change in other current and non-current assets    (214.6)           2.9

    Change in other non-current liabilities             (8.9)           2.5

    Other, net                                           6.0            2.7

     Net Cash - operating activities                   (33.4)         236.3



    Investing Activities

    Additions to plant, property and equipment         (57.7)         (52.1)

    Acquisitions                                       (42.5)         (38.8)

    Proceeds from sale of assets and businesses          9.5            6.8

    Other, net                                           0.1            1.1

      Net Cash - investing activities                  (90.6)         (83.0)



    Financing Activities

    Short-term debt, net                               181.1         (168.4)

    Long-term debt repaid                              (17.0)          (1.6)

    Long-term debt issued                                0.3            0.3

    Repurchase of common stock                         (16.8)         (13.6)

    Proceeds from issuance of common stock              19.9           79.4

    Dividends paid                                     (28.5)         (26.8)

    Other, net                                           0.1           (0.2)

      Net Cash - financing activities                  139.1         (130.9)





    Exchange Rate Effects on Cash and Cash Equivalents   8.9            4.5

    Net Cash - Discontinued Operations                   9.8           20.3



      Net change in cash and cash equivalents           33.8           47.2

    Cash and cash equivalents - beginning of year      202.2          121.3

    Cash and Cash Equivalents - End of Year           $236.0         $168.5





SOURCE  ITT Industries, Inc.

    -0-                             07/28/2003

    /CONTACT:  Tom Glover of ITT Industries, +1-914-641-2160,

tom.glover@itt.com/

    /Web site:  http://www.itt.com/

    (ITT)